UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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The following communication will be posted to Energy Factor and may be used in other corporate channels.

From the Fields to the Factory: What’s Powering India’s Future?

India is poised for enormous growth. This means it needs more reliable energy to power its development.

But the country is also trying to balance its growing energy demand with the need to lower emission levels.

Which is why India has turned to natural gas in a big way. Natural gas is one of the energy sources that can fuel India’s development while helping to reduce emissions and cleaning the air.

ExxonMobil’s Tejas Tayshete explains the many ways in which natural gas is helping India grow and improving living standards for Indians, now and into the future.

Link to Video

VO

India has rising energy demands and that’s going to lead to rising emissions, but I believe with the right technology we can overcome that challenge

And that is only going to be possible through a mix of energy sources to progress India to the next level, and gas is one of the key elements of this mix

It’s going to be a mammoth task but that’s where we have the opportunity to play a very important role with gas

Different industries have different usages of natural gas in India, fertilisers is a big industry

Natural gas is used as a feedstock for ammonia which is used to produce fertilisers

Many other industries use natural gas for their boilers for heat and steam and other purposes within the industrial segment

It’s making industry realise the power of natural gas

Gas is helping India achieve its emission goals.

I think everyone deserves access to cleaner energy

Energy is a right not a privilege

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Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

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